SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                        ________________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date  of Report (Date of earliest event reported):  December  23,
1996



              AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


       Texas                    1-9016             75-6335572
(State or Other Jurisdiction(Commission  File  (I.R.S. Employer
  of Incorporation)             Number)             Number)


          6220 North Beltline, Suite 205, Irving, Texas
            (Address of principal executive offices)
                                75063
                           (zip code)
                         (972) 550-6053
      (Registrant's telephone number, including area code)



Item 5.  Other Events

      On November 27, 1996, American Industrial Properties REIT (the "Trust") announced that litigation in the U.S. District Court for the Northern District of Texas (the "Court") between the Trust and Pure World, Inc. and Robert Strougo, shareholders of the Trust, has been settled pending final approval by the Court and the satisfaction of certain conditions contained in the Settlement Agreement executed by the parties on November 26, 1996 (the "Settlement"). A notice describing the terms of the Settlement was approved by the Court on November 26, 1996, and mailed on November 27, 1996, to shareholders of record on November 13, 1996. A Summary Notice was published in the Wall Street Journal on November 29, 1996.

      A hearing was held before the Court, on December 19, 1996, and the Court: (i) approved the Settlement as fair, reasonable, and adequate; (ii) entered final judgment dismissing the actions with prejudice; and (iii) granted the applications by counsel for Pure World and Strougo for an award of attorneys' fees and reimbursement of expenses as discussed below. There was no shareholder objection to the Settlement expressed at the hearing.

The Shareholder Litigation

     As previously reported, the Trust filed a lawsuit on January 8, 1996, against Pure World, Inc. and Paul O. Koether (the "Pure World Litigation"). The suit alleged, among other things, violations under federal and state securities law for material misrepresentations and omissions made by the defendants in filings made with the Securities and Exchange Commission, including the failure to disclose meetings and correspondence between the defendants and representatives of The Manufacturers Life Insurance Company and The Manufacturers Life Insurance Company (U.S.A.) (collectively "MLI"), the Trust's largest unsecured creditor, regarding the proposed purchase at a discount of the Trust's unsecured notes held by MLI. The Trust sought injunctive relief preventing future discussions with MLI regarding the purchase of the MLI notes, further attempts to gain control of the Trust by the defendants and any further purchases of shares in the Trust by the defendants until proper disclosures are made. In addition, the Trust sought a declaratory judgment regarding enforcement of the share ownership restrictions contained in the Trust's Bylaws and injunctive relief preventing the voting of shares accumulated in excess of the share ownership limitations contained in the Bylaws. The Trust also sought recovery of distributions paid on shares accumulated in excess of these share ownership limitations.

      On  January  30,  1996, the defendants in  the  Pure  World
Litigation filed an answer, counterclaims and a third party complaint. The third party complaint was filed against William
H. Bricker and Charles W. Wolcott, the two Trust Managers of the Trust during the time period complained of in the third party complaint. In their counterclaims and third party claims, the defendants requested that certain Bylaw amendments be stricken, that the Court issue an injunction until an additional independent Trust Manager was appointed, that a receiver be appointed for the assets and business of the Trust, that the Trust recover certain funds from the Trust Managers, and that the defendants recover an unspecified amount of damages and attorneys' fees. The Trust filed a Motion to Dismiss, which the Court granted in part, requiring the defendants to replead their counterclaim.

     On February 22, 1996, a separate class action and derivative complaint was filed against the Trust and its Trust Managers by a shareholder of the Trust, Robert Strougo (the "Strougo Litigation"). The Strougo complaint alleges, among other claims, interference with shareholders' franchise rights and breach of fiduciary duty and seeks recovery of unspecified damages and attorneys' fees. The Court later granted the Trust's and the Trust Managers' motion to dismiss the class action claim, ruling that such claim was improper. In April 1996, the remaining derivative claims of the Strougo Litigation were consolidated with the Pure World Litigation (collectively the actions are referred to as the "Shareholder Litigation").

      On March 26, 1996, the Court denied Pure World's motion for partial summary judgment to appoint a receiver for the Trust. The Court ruled that the failure to elect new Trust Managers or re-elect the current Trust Managers at the last two annual shareholder meetings has not resulted in shareholder deadlock and is insufficient grounds for the appointment of a receiver. On September 9, 1996, the Court granted Pure World's motion for partial summary judgment, ruling that the provisions of Article IX of the Trust's bylaws limiting share ownership to 9.8% of the Trust's shares is invalid under the Texas REIT Act. The Court denied the Trust's motion for its reconsideration of its September 9, 1996 ruling on October 28, 1996. Pure World also filed an application to preliminarily enjoin the Trust from enforcing Article IX and another bylaw provision (Article XIII) adopted by the Trust following the Court's September 9, 1996 ruling. Article XIII also limits share ownership to ensure the Trust continues to comply with REIT requirements under the federal income tax laws and becomes effective in the event that
Article IX is finally adjudicated to be unenforceable or otherwise invalid, including any and all appeals or other appellate review, or the Trust is enjoined from enforcing Article
IX. On November 12, 1996, the Court granted defendants' application for preliminary injunction.

The Settlement

      On November 26, 1996, the Trust and the Trust Managers executed the Settlement Agreement setting forth the terms and conditions of the Settlement. The Trust Managers believe that the Settlement is in the best interests of the Trust and its shareholders because the settlement and dismissal of the Shareholder Litigation will avoid further expense, dispose of burdensome and potentially protracted litigation, permit continued operation of the business of the Trust unhindered by the distractions, interference and expense of litigation and terminate all controversy involving the settled claims. The Settlement will also allow the Trust to attempt to obtain additional equity capital to allow the Trust to grow, with a view to enhancing shareholder value. The Trust and the Trust Managers deny any wrongdoing on their respective parts and their participation in the Settlement does not, and should not be understood to, constitute any admission to the contrary.

      As approved by the Court on December 19, 1996, the terms of the Settlement provides for the following:

0. The Trust and/or the Trust Managers have caused the Bylaws of the Trust to be amended as follows:

     ( )       To provide that Trust Manager nominees who have not
been previously elected as Trust Managers by the shareholders of the Trust (as well as Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust) shall
be   elected  at  the  annual  meeting  of  shareholders  by  the affirmative vote of the holders of a majority of the outstanding shares of the Trust.

     (a)        To  provide that a vacancy on the Board of  Trust
Managers  may  be  filled by a majority of  the  remaining  Trust
Managers, though less than a quorum, or by vote of the majority of the outstanding shares of the Trust.

     (b) To provide that the cash compensation of a Trust Manager shall not be increased by more than 20% over the prior year without the approval of the holders of a majority of the shares cast at the annual meeting of shareholders of the Trust.

     (c) To provide that, in the event the Trust receives an offer to purchase all or substantially all of the assets of the Trust, or if the Trust receives a proposal for a merger transaction in which the Trust will not be the surviving entity, the Board of Trust Managers will create a committee consisting entirely of Independent Trust Managers (as defined in the Trust's Declaration of Trust) who shall, consistent with their fiduciary duties, review any such offer and make a recommendation to the Board of Trust Managers.

     (d) To provide that when making a determination of whether to declare a dividend, the Trust Managers shall make their
decision   consistent  with  their  fiduciary  duties  as   Trust
Managers.

     (e) To provide that each of the foregoing provisions may be amended only by the vote of the holders of a majority of the outstanding shares of the Trust.

1. The Trust Managers repealed Article XIII of the Bylaws, and will repeal Article IX of the Bylaws, limiting share ownership to 9.8%, not later than December 1, 1997, unless the Trust Managers desire to retain a 9.8% limitation on share ownership, in which case the Trust Managers will present a proposal to the Trust's shareholders to amend the Declaration of Trust to provide for a 9.8% limitation on share ownership consistent with industry standards.

2. The Trust increased the number of Trust Managers on the Board of Trust Managers to five, with the additional two trust managers being Independent Trust Managers, as defined in the Trust's Declaration of Trust. The Trust Managers unanimously voted to appoint Edward B. Kelley and T. Patrick Duncan to fill the vacancies created by the increase in the number of trust managers pursuant to the terms of a Share Purchase Agreement dated December 13, 1996 (the "USAA Share Purchase Agreement"), by and between the Trust and USAA Real Estate Company ("USAA REALCO"), a third-party investor and the real estate acquisition and management arm of parent company United Services Automobile Association, an insurance and financial services association based in San Antonio, Texas ("USAA").

               Mr. Kelley is President of USAA REALCO. He joined USAA REALCO in April 1989 as executive vice president and chief operating officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in 1964 and a Masters in
Business Administration from Southern Methodist University in 1967, and is a Member of the Appraisal Institute (MAI). He is past chairman of the North San Antonio Chamber of Commerce and past board member of the Baptist Memorial Hospital System, La Quinta Motor Inns, and the National Association of Industrial and Office Parks.

                Mr. Kelley is also a member of the board of directors and executive committee of the Alamo Area Council of Boy Scouts of America and a member of the Board of Trustees of St. Mary's University, where he has served as past chairman of the board. Mr. Kelley is also a member of the Board of Trustees of the Baptist Children's Home in San Antonio and he is a member of the Rotary Club of Downtown San Antonio and the Wednesday Civil Breakfast Club of San Antonio. He was the 1992 chairman of the Greater San Antonio Chamber of Commerce and is on the board of directors of the San Antonio Economic Development Foundation.

                Mr. Duncan joined USAA REALCO in November 1986 as Chief Financial Officer. With over 24 years of experience, Mr. Duncan serves as Senior Vice President of Real Estate Operations with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies.

               Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a Certified Public Accountant, CCIM, and holds a Texas Real Estate Broker's License. He currently holds memberships in the Texas and Arizona State Boards of Accounting, the Texas and Arizona State Societies of Certified Public Accountants, the International Council of
Shopping Centers, the Urban Land Institute, the National Association of Real Estate Investment Trusts and the Pension Real Estate Association, Vice-Chairman of the Board of the Daughters of Charity, and a member of the Board of Directors for the North San Antonio Chamber of Commerce.

3. In connection with the Settlement, USAA REALCO, purchased all shares of the Trust previously held by Pure World, Jonathan Tratt, Stanley D.I. Horwitz, David Bradley, Keith Sexton and C.J. Scott in privately negotiated transactions. All shares previously held by Black Bear Realty, Ltd. and Turkey Vulture Fund XIII, Ltd., affiliates of Richard Osborne (the "Osborne Shares") (998,100 shares), were purchased by the Trust through American Industrial Properties REIT, Inc., a Maryland corporation and affiliate of the Trust ("AIP Inc.") for an aggregate price of $2,744,775.00 ($2.75 per share). The proceeds of a loan to AIP Inc. from USAA REALCO were utilized to acquire the Osborne Shares, which loan is evidenced by a Promissory Note dated November 25, 1996, by AIP Inc. for the benefit of USAA REALCO. The Trust has satisfied the loan from USAA REALCO under the terms of the Promissory Note by transferring the Osborne Shares to USAA REALCO and paying $17,106 in accrued interest. Under the terms of the Promissory Note, interest accrued on a daily basis for 60 days from the inception of the note at a rate equal to 9% per annum. The transfer of the Osborne Shares to USAA REALCO was made in accordance with the terms and conditions of a Share
Purchase Agreement dated December 20, 1996 (the "Osborne Share Purchase Agreement"), by and among the Trust, AIP Inc. and USAA REALCO. All of the above entities selling shares to USAA REALCO or AIP Inc., along with Messrs. Koether and Osborne, have agreed not to purchase any of the Trust's shares or otherwise attempt to influence the Trust or its shareholders for a period of five (5) years.

4. Pure World will receive the sum of $825,000.00 in consideration for the releases and standstill agreement given by Pure World and Mr. Koether in connection with the Settlement Agreement, for the undertaking of Pure World to sell its shares of the Trust to USAA REALCO, and for attorneys' fees incurred by Pure World in connection with the Shareholder Litigation and prior disputes. The Trust will also pay Pure World all dividends previously withheld from Pure World, plus accrued interest. Pure World's counsel applied with the Court for, and was granted, an award of attorneys' fees and expenses in the amount of $390,000.00, which amount is included in the $825,000.00 total. AIP Inc. also paid $25,000.00 to Black Bear Realty, Ltd. and other affiliates of Mr. Osborne in consideration of the standstill agreement given upon transfer of the Osborne Shares.

5. Strougo's counsel applied to the Court for, and was granted, an award of attorneys' fees of $120,000.00, and reimbursement of expenses incurred in connection with the Shareholder Litigation in the amount of $10,000.00.

6. The liability insurer providing director and officer insurance for the Trust Managers will reimburse the Trust
$625,000.00 for amounts paid to Pure World and Strougo in settlement of the litigation.

7. While final approval of the Settlement was pending, the Court stayed the Shareholder Litigation and the effect of its November 12, 1996 Order granting Pure World's Application for Preliminary Injunction (except as to shares acquired between September 9, 1996 and November 20, 1996). In connection with approving the Settlement, the Court dissolved the injunction.

     Sale of Unissued Trust Shares to USAA REALCO

           On December 19, 1996, the Trust sold its remaining authorized, but previously unissued, shares of beneficial interest (924,600 shares) to USAA REALCO for an aggregate sale price of $2,542,650 ($2.75 per share) pursuant to the terms and conditions of the USAA Share Purchase Agreement (the "Additional Shares"). On December 10, 1996, the New York Stock Exchange authorized the listing of the Additional Shares of the Trust.

           The USAA Share Purchase Agreement affords USAA REALCO, among other things, the right to have two persons appointed to fill vacancies on the Board of Trust Managers. Pursuant to such right afforded in the USAA Share Purchase Agreement, USAA REALCO requested that Messrs. Kelley and Duncan be appointed Trust Managers. The USAA Share Purchase Agreement also entitles USAA REALCO to nominate two individuals for election as Trust Managers at the next annual meeting of the Trust. Under the USAA Share Purchase Agreement, the number of Trust Managers on the Board of Trust Managers will not exceed five unless, prior to December 20, 1999, USAA REALCO exercises the right under the USAA Share Purchase Agreement to, upon written notice to the Trust, have the number of Trust Managers increased to seven and to have an additional two persons appointed to fill such vacancies. In the event of death, resignation or removal from office of a person designated or nominated by USAA REALCO to serve as a Trust Manager, USAA REALCO will be entitled to designate a replacement Trust Manager to fill the vacancy.

            Pursuant to the USAA Share Purchase Agreement, committees of Trust Managers may not be comprised of more than three members, at least one of which must be a Trust Manager designated or nominated by USAA REALCO to serve on the Board of Trust Managers, as long as any such persons serve on the Board of Trust Managers.

      Registration Rights Agreements between the Trust  and  USAA
REALCO

           The Trust and USAA REALCO also executed Registration Rights Agreements in connection with the sale of the Additional Shares and the transfer of the Osborne Shares to USAA REALCO that, among other things, afford USAA REALCO and permitted transferees certain rights to require the Trust to register the Osborne Shares and the Additional Shares, and any shares issued or issuable with respect to the Osborne Shares or the Additional Shares, held by USAA REALCO for resale under the Securities Act of 1933, as amended (the "Registration Rights Agreements"). The Registration Rights Agreements generally provide USAA REALCO the right to require the Trust (i) to file a "shelf" registration statement with respect to the Osborne Shares and Additional Shares held by USAA REALCO, which must be kept effective for a period of three years following its initial effective date, (ii) at any time until December 19, 2001, to file a registration statement registering the resale of all or a portion of the Osborne Shares or the Additional Shares then held by USAA REALCO, up to a maximum of three registration statements, and (iii) at any time until December 19, 2001, to include (subject to certain exceptions) in any registration statements filed by the Trust (other than on Form S-4 or Form S-8) the Osborne Shares or Additional Shares held by USAA REALCO.

      USAA  REALCO and Trust's Debt with The Manufacturer's  Life
Insurance Company

           The Trust has executed a letter agreement dated December 18, 1996, with USAA REALCO wherein USAA REALCO has agreed that it or one of its affiliates will commence negotiations to purchase or repay the Trust's 8.8% Promissory Notes payable to MLI in the original principal amounts of $23,261,317.66 and $19,143,646.92 (collectively the "MLI Notes").
USAA REALCO's purchase or repayment of the MLI Notes is conditioned on, among other things, completion of satisfactory due diligence, the consummation of a purchase or repayment agreement on terms satisfactory to USAA REALCO, in its sole discretion. In the event USAA REALCO purchases or repays the MLI Notes, or alternatively advances funds to the Trust necessary to repay the MLI Notes, the MLI Notes (or the obligations represented thereby) will be modified or replaced to incorporate, among other things, the following:

                a. USAA REALCO will amend the current aggregate principal balance ($9,419,213) of the MLI Notes so that the resulting aggregate principal balance of the MLI Notes will be at least $7,040,721, and in any event $1,591,103 greater than the amount paid by USAA REALCO to purchase the MLI Notes, plus the expenses incurred by USAA REALCO in connection with this transaction.

                b. Subject to clause (e) below, the MLI Notes will continue to accrue interest at a non-default rate of 8.8% per annum, with accrued interest payable monthly in arrears, and the maturity of the MLI Notes will be extended to December 31, 2000.

                c. The Trust will waive its right to make the discounted prepayments contemplated by the Option Agreement dated as of May 22, 1996 relating to the MLI Notes (the "Option Agreement") and the Trust will have no further right to make any optional prepayment of the MLI Notes.

                d. The MLI Notes will be amended to provide that, subject to obtaining the shareholder approval described in clause (e) below, such MLI Notes are convertible (in whole or in part) at USAA REALCO's option, at any time, into a number of shares of beneficial interest, $.10 par value per share, of Trust (the "Converted Shares") determined as follows:

                    P / C = S

          where (i) "P" equals the aggregate principal balance of such MLI Notes at the date of conversion; (ii) "C" equals the conversion price determined pursuant to clause (f) below; and
(iii) "S" equals such number of Converted Shares.

                e. The Trust will submit the conversion feature described in clause (d) above to its shareholders for approval as promptly as possible after USAA REALCO acquires the MLI Notes and will use its best efforts to secure such approval. If the Trust has not obtained shareholder approval of such conversion feature by June 30, 1997, (a) effective July 1, 1997 the interest rate applicable to the MLI Notes will increase to 18% (but in no event to exceed the highest lawful rate) and (b) the Trust will be required to make a mandatory prepayment of the full principal of the MLI Notes, plus accrued, unpaid interest on October 31, 1997.

                f. The conversion price "C" referred to in clause (d) above will be determined as follows:

                     (i)   if  the  conversion of such  MLI  Note
occurs on or before December 31, 1997, the conversion price will be $2.00;

                     (ii)  if  the  conversion of such  MLI  Note
occurs  after  the period in (i) above but on or before  December
31, 2000, the conversion price per share will be $2.25.

           Upon conversion of either MLI Note into Converted Shares, the Trust shall be required to enter into a Registration Rights Agreement with USAA REALCO covering the resale of such Converted Shares substantially in the same form as the Registration Rights Agreements.


       Item   7.    Financial  Statements,  Pro  Forma  Financial
Information and Exhibits

          (c)  Exhibits

           99.1 Court Order dated November 26, 1996.

           99.2  Settlement Agreement executed  on  November  25,
                 1996.

           99.3 Amendments to Fourth Amended and Restated Bylaws

           99.4 Share Purchase Agreement dated as of December 13,
                1996, by and between American Industrial Properties REIT and USAA Real Estate Company.

           99.5 Promissory Note dated November 25, 1996, by and between American Industrial Properties, Inc. and USAA Real Estate Company.

           99.6 Letter Agreement dated December 18, 1996, by and between American Industrial Properties, Inc. and USAA Real Estate Company.

           99.7 Share Purchase Agreement dated as of December 20,
                1996, by and between American Industrial Properties REIT, American Industrial Properties REIT, Inc. and USAA Real Estate Company.

          99.8 Registration Rights Agreement dated as of December
               19, 1996 by and between American Industrial Properties REIT and USAA Real Estate Company.

          99.9 Registration Rights Agreement dated as of December
               20, 1996,by and between American Industrial Properties REIT and USAA Real Estate Company.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN INDUSTRIAL PROPERTIES REIT



                                           /s/ Charles W. Wolcott
                                   Charles W. Wolcott
                                    President and Chief Executive
Officer
     DATE:  December 23, 1996

                       Index to Exhibits

                                                    Sequentially
Exhibit No.    Description                         Numbered Page

99.1*          Court Order  dated November 26, 1996

99.2*          Settlement Agreement executed on November 25, 1996

99.3*          Amendments to Fourth Amended and Restated Bylaws

99.4*          Share   Purchase Agreement dated as of December 13, 1996,
               by   and   between American Industrial Properties, REIT
               and USAA Real Estate Company

99.5*          Promissory   Note dated November 25, 1996, by
               and between American Industrial Properties, Inc.
               and USAA Real Estate Company

99.6*          Letter  Agreement dated December 18, 1996, by and
               between   American Industrial Properties, Inc. and
               USAA  Real  Estate Company.

99.7*          Share   Purchase Agreement dated as of December 20, 1996,
               by   and   between American Industrial Properties REIT,
               American Industrial Properties REIT, Inc. and USAA Real Estate Company.

99.8*          Registration Rights Agreement dated as of December 19, 1996,
               by   and   between American Industrial Properties REIT and
               USAA  Real  Estate Company.

99.9*          Registration Rights Agreement dated as of December 20, 1996,
               by   and   between American Industrial Properties REIT and
               USAA  Real  Estate Company.


* Filed herewith.